                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                                      ADAM.COM. INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ------------------------------------------------------------
           2)   Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           5)   Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials:

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           1)   Amount previously paid:
                ------------------------------------------------------------
           2)   Form, Schedule or Registration Statement no.:
                ------------------------------------------------------------
           3)   Filing Party:
                ------------------------------------------------------------
           4)   Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                                 ADAM.COM, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 13, 2000

                             ---------------------

    The Annual Meeting of Shareholders of adam.com, Inc. (the "Company") will be held at the Crowne Plaza Hotel, 6345 Powers Ferry Road, N.W., Atlanta,
Georgia 30339, on Tuesday, June 13, 2000 at 9:00 a.m., local time, for the following purposes:

    (1) To elect two directors to serve until the 2003 Annual Meeting of Shareholders and one director to serve until the 2001 Annual Meeting of Shareholders;

    (2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only the holders of record of common stock, par value $.01, of the Company at the close of business on May 19, 2000 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the close of business on May 19, 2000 will be available at the Annual Meeting of Shareholders for examination by any shareholder, his agent or his attorney.

    Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          [SIG]

                                          Robert S. Cramer, Jr.
                                          CHAIRMAN OF THE BOARD AND CHIEF
                                          EXECUTIVE OFFICER

Atlanta, Georgia
May 23, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                     [LOGO]

                                                                    May 23, 2000

Dear Shareholder:

    You are cordially invited to attend the 2000 Annual Meeting of Shareholders of adam.com, Inc. to be held on June 13, 2000 at the Crowne Plaza Hotel, 6345 Powers Ferry Road, N.W., Atlanta, Georgia 30339. The meeting will begin promptly at 9:00 a.m., local time, and we hope that it will be possible for you to attend.

    The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

    Please date, sign and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

    On behalf of your Board of Directors, thank you for your continued support and interest in adam.com, Inc.

                                          Sincerely,

                                          [SIG]

                                          Robert S. Cramer, Jr.
                                          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                          OFFICER AND CO-FOUNDER

                                 ADAM.COM, INC.
                       1600 RiverEdge Parkway, Suite 800
                             Atlanta, Georgia 30328

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 13, 2000
                            ------------------------

    The 2000 Annual Meeting of Shareholders (the "Annual Meeting") of adam.com, Inc. (the "Company") will be held on June 13, 2000, for the purposes set forth in the Notice of Annual Meeting of Shareholders attached hereto. The enclosed form of proxy is solicited by the Board of Directors of the Company (the "Board" or "Board of Directors") and the cost of the solicitation will be borne by the Company. When the proxy is properly executed and returned, the shares it represents will be voted as directed at the Annual Meeting or any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders attached hereto. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to this solicitation are revokable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting.

RECORD DATE

    Only shareholders of record as of the close of business on May 19, 2000 (the "record date") will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 5,414,627 shares of common stock, $.01 par value ("Common Stock"). Shareholders of record as of the close of business on May 19, 2000 are entitled to one vote for each share of Common Stock held. No cumulative voting rights are authorized and dissenters' rights for shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders of the Company on or about May 23, 2000.

VOTING AND PROXIES

    The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors. With respect to any other matter that may properly come before the Annual Meeting, the approval of any such matter would require a greater number of votes cast in favor of the matter than the number of votes cast opposing such matter. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as votes for or against matters presented for shareholder consideration. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of any vote.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

    Under the Bylaws of the Company, the number of directors constituting the Board is fixed at no greater than nine. The Bylaws divide the Board into three classes with the directors in each class serving a term of three years. There are two directors, Linda B. Davis and Francis J. Tedesco who have been nominated to stand for reelection as directors until the annual meeting of shareholders in 2003. Daniel S. Howe has been nominated to stand for reelection as a director until the annual meeting of shareholders in 2001. In addition to the three nominees, there are two directors continuing to serve on the Board whose terms expire in 2002.

    Except as otherwise provided herein, the proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the Board to elect substitute nominees recommended by the Board. In no event, however, can a proxy be voted to elect more than four directors.

    The following list sets forth the names of the two nominees for election to the Board to serve until the annual meeting of shareholders in 2003 and the nominee for election to serve until the annual meeting of shareholders in 2001, or until their successors are duly elected and qualified. Such list also contains, as to each nominee and incumbent director, certain biographical information, a brief description of principal occupation and business experience during the past five years and certain other information, which information has been furnished by the respective individuals.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR LINDA B. DAVIS AND FRANCIS J. TEDESCO TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2003 AND DANIEL S. HOWE TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2001 OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

NOMINEES FOR ELECTION TERM EXPIRING IN 2000

    LINDA B. DAVIS. (Age 56) Ms. Davis has been a Director of the Company since September 1998. Ms. Davis is the General Manager of the Science and Nursing Division of Addison Wesley Longman, a publisher of educational materials, a position she has held since September 1997. She joined Addison Wesley in 1990 as Vice President of Product Development and was subsequently promoted to Vice President and Editorial Director of the Math, Physics and Statistics Division. Previously, Ms. Davis was Vice President and Director of Development at W.H. Freeman/Scientific American Books from 1986 to 1990.

    DANIEL S. HOWE. (Age 38) Mr. Howe has been a Director of the Company since December 1996. Mr. Howe is President of DSH Enterprises, Inc., a real estate development and investment company, and has served in that capacity since January 1990.

    FRANCIS J. TEDESCO. (Age 55) Dr. Tedesco has been a Director of the Company since July 1996. He has served as Chief Executive Officer of Health Sciences University and as President of the Medical College of Georgia ("MCG") since 1988, and has been a Professor of Medicine at MCG since 1981. He also is a consultant to Dwight David Eisenhower Medical Center--Fort Gordon, Georgia; Veterans Administration Medical Center--Augusta, Georgia and Walter Reed Army Medical Center--Washington, D.C. Prior to coming to MCG in 1978, Dr. Tedesco held academic appointments beginning in 1971 at the Hospital of the University of Pennsylvania; Washington University School of Medicine, St. Louis, Missouri; and University of Miami School of Medicine. Dr. Tedesco currently serves on the Board of Directors and is Vice President of the Georgia Division of the American Cancer Society, and he is a director of URO Health, a medical products manufacturer.

DIRECTORS CONTINUING IN OFFICE UNTIL 2002

    ROBERT S. CRAMER, JR. (Age 39) Mr. Cramer, a co-founder of the Company, has served as Chairman of the Board and a Director since the Company's inception in March 1990, and Chief Executive Officer since September 1996, and, since 1999, Mr. Cramer has been an Executive Officer and Board Member of the Port.com, an Internet technology company. From 1987 to 1992, he served as Chairman of the Board of Directors of MLI. In 1989, Mr. Cramer served as an Executive Editor and Co-Publisher of Atlanta Computer Spectrum, a regional technology publication he helped to create. Also, since 1994 Mr. Cramer has served as Chairman of the Board of the Atlanta Task Force for the Homeless, a community-wide non profit organization working with and on the behalf of homeless people.

    JOHN W. MCCLAUGHERTY. (Age 39) Mr. McClaugherty, a co-founder of the Company, has served as a Director of the Company since its inception in March 1990. Currently, Mr. McClaugherty serves as President of PriTherapy.com, Inc., a behavioral health company. He has served as its president since its inception in September 1999. Prior thereto, Mr. McClaugherty served as President of J.S.K., Inc., a medical illustration company. He served as its president from 1994 to 1999. Mr. McClaugherty served as Chief Executive Officer of the Company from its inception until March 1994.

MEETINGS OF THE BOARD OF DIRECTORS

    During the nine months ended December 31, 1999, the Board held six meetings. Each incumbent director that served during the nine months ended December 31, 1999 attended at least 75% of all Board meetings and meetings held by committees on which the individual director served in the nine months ended December 31, 1999, except for Linda B. Davis who only attended two meetings during the nine months ended December 31, 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board has standing Audit, Stock Repurchase and Compensation/Stock Option Committees that assist it in discharging its responsibilities. These committees, their members and functions are discussed below.

    The Audit Committee, which held one meeting during the nine months ended December 31, 1999, is responsible for recommending independent accountants, reviewing with the accountants the scope and results of the audit engagement, and consulting with independent accountants and management with regard to adam.com's accounting methods and control procedures. As of the date hereof, the Board has not adopted a written charter for the Audit Committee. Each member of the Audit Committee is an "independent director" as such term is defined in the Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee is composed of Messrs. McClaugherty and Howe (Chairman).

    The Stock Repurchase Committee, which held no meetings during the nine months ended December 31, 1999, is responsible for adam.com's repurchase of its own shares pursuant to the Stock Repurchase Program. The Stock Repurchase Committee is composed of Messrs. Cramer (Chairman) and Howe.

    The Compensation/Stock Option Committee, which held one meeting during the nine months ended December 31, 1999, is responsible for reviewing recommendations from the Chairman of the Board of Directors with regard to the compensation of officers of adam.com and reporting to the Board of Directors its recommendations with regard to such compensation and is responsible for operating and administering adam.com's 1991 Employee Stock Option Plan and its Amended and Restated 1992 Stock Option Plan. The Compensation/Stock Option Committee is composed of Mr. Howe and Dr. Tedesco (Chairman).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the nine months ended December 31, 1999 our Compensation Committee consisted of Dr. Tedesco and Mr. Howe. During the nine months ended
December 31, 1999 , we did not engage in any transactions with the members of the Compensation Committee. No member of the Compensation Committee was an officer or employee of adam.com or any of our subsidiaries during the nine months ended December 31, 1999 or any time prior thereto.

COMPENSATION OF DIRECTORS

    During the nine months ended December 31, 1999, directors did not receive cash compensation for their services as directors of adam.com. On April 12, 1999, each non-employee director of adam.com was awarded an option to purchase 3,000 shares of Common Stock. Such options have a term of five years from the date of grant and vest one year from the date of grant. Each option has an exercise price of $7.94 per share.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 2)

    The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2000 ("fiscal 2000"), subject to ratification of this appointment by the shareholders of the Company. PricewaterhouseCoopers LLP has served as independent auditors of the Company for many years and is considered by management of the Company to be well qualified. The Company has been advised by PricewaterhouseCoopers LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

    The following table sets forth the beneficial ownership of shares of Common Stock as of May 19, 2000 for (1) directors of adam.com, (2) the Named Executive Officers, (3) the directors and executive officers of adam.com as a group and
(4) each shareholder of adam.com holding more than a 5% interest in adam.com. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and disposition power. The number of shares represents (a) the number of shares of Common Stock the person beneficially owns plus (b) the number of shares issuable upon exercise of options and warrants that become exercisable prior to July 19, 2000.

                                                               NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       BENEFICIALLY OWNED   PERCENT OF CLASS(2)
---------------------------------------                       ------------------   -------------------
Robert S. Cramer(3).........................................          816,190             15.1%
Gregory M. Swayne(4)........................................          192,520              3.6
Neal Alen(5)................................................           21,998                *
Linda B. Davis..............................................               --               --
Daniel S. Howe(6)...........................................           30,333                *
John W. McLaugherty(7)......................................            6,202                *
Francis J. Tedesco, M.D.....................................               --               --
Addison Wesley Longman......................................          700,000             12.9
All executive officers and directors as a group
  (7 persons)(8)............................................        1,067,243             19.7%

------------------------

*   Less than 1%.

(1) Unless otherwise indicated, the addresses of the persons listed is c/o adam.com, 1600 River Edge Parkway, Suite 800, Atlanta, Georgia 30328.

(2) Based on 5,414,627 shares outstanding. Except as indicated in the footnotes set forth below, the persons named in the table, to adam.com's knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares shown as owned by, and the voting power of, individual shareholders include shares which are not currently outstanding but which such shareholders are entitled to acquire or will be entitled to acquire within 60 days. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the particular shareholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 253,833 shares issuable upon exercise of outstanding options.

(4) Includes 212,333 shares issuable upon exercise of outstanding options.

(5) Represents shares issuable upon exercise of outstanding options.

(6) Represents 12,333 shares issuable upon exercise of outstanding options.

(7) Includes 6,000 shares issuable upon exercise of outstanding options.

(8) Includes 506,464 shares issuable upon exercise of outstanding options.

                               EXECUTIVE OFFICERS

    MICHAEL S. FISHER. Mr. Fisher joined adam.com in September 1993 as Controller, became Vice President of Finance and Administration in
February 1997 and was appointed Corporate Secretary in March 1997. From
June 1990 through August 1993 he served as Controller for Morgan Medical Holdings, Inc., a publicly held medical diagnostic services firm, and was responsible for all financial functions. Previously thereto, he served two years as an accountant with BDO/Seidman. Mr. Fisher is a CPA licensed in the state of New York.

    NEAL ALEN. Mr. Alen has been Vice President of Sales for adam.com since January 2000. Prior to that time he served as adam.com's Vice President, CD ROM unit from January 1999 to December 1999 and as adam.com's Director of Sales from April 1996 to December 1999. From December 1994 to December 1996 Mr. Alen was Director of Sales and Marketing at Edutech, Inc., a reseller of education products based in Monterey, California.

    KEVIN S. NOLAND. Mr. Noland joined adam.com in November 1994 and currently serves as Vice President of Marketing and Corporate Communications. From September 1996 to April 1999 Mr. Noland was adam.com's Director of Marketing, and from November 1994 to September 1996 he served as adam.com's Product Manager.

    CYNTHIA L. LOGAN. Ms. Logan joined adam.com in January 1999 as Manager--NIST Advanced Technology Project, and since October 1999, she has served as adam.com's Vice President of Operations. From January 1995 to
December 1998, Ms. Logan worked at AT&T, a global telecommunications company, as a consultant on telemedicine and internet health management issues.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below sets forth certain information relating to the compensation earned during the nine months ended December 31, 1999 and the fiscal years ended March 31, 1999 and March 31, 1998 by our Chief Executive Officer and each of the other highest paid executive officers whose total annual salary and bonus exceeded $100,000 during the nine months ended December 31, 1999 (collectively, the "Named Executive Officers").

                                                                LONG-TERM
                                                           ANNUAL COMPENSATION
                                                          ----------------------
                                                                      SECURITIES            ALL
                                                                      UNDERLYING           OTHER
NAME AND PRINCIPAL POSITIONS                  PERIOD(1)   SALARY($)   OPTIONS(#)      COMPENSATION($)
----------------------------                  ---------   ---------   ----------      ---------------
Robert S. Cramer, Jr........................    TP99      $140,082       40,000             1,906(2)
  Chief Executive Officer                       FY99       164,000      225,000(3)          1,906(2)
                                                FY98       155,000      120,000(4)          2,111(2)

Gregory M. Swayne...........................    TP99       130,272       30,000           203,414(5)
  Vice Chairman                                 FY99       159,000      220,000(3)          2,039(2)
                                                FY98       155,000      120,000(4)          2,257(2)

Neal Alen...................................    TP99       155,577       12,000                --
  Vice President of Sales                       FY99       124,717       12,000                --
                                                FY98       127,455       25,500                --

------------------------

(1) "TP99" represents the nine months ended December 31, 1999. "FY99" represents the twelve months ended March 31, 1999. "FY98" represents the twelve months ended March 31, 1998.

(2) Represents life insurance premiums paid on behalf of such executive officers.

(3) Includes 195,000 shares subject to previously granted options repriced and reissued on January 14, 1999.

(4) Options to purchase these shares were repriced and reissued on January 14, 1999.

(5) Includes $201,375 accrued under the terms of a termination agreement dated December 31, 1999 and $2,039 in life insurance premiums paid on behalf of Mr. Swayne.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information regarding stock options granted to the Named Executive Officers during the nine months ended December 31, 1999.

                                                                                       POTENTIAL REALIZABLE
                                                                                             VALUE AT
                                                                                       ASSUMED ANNUAL RATES
                                                 INDIVIDUAL GRANTS                              OF
                               -----------------------------------------------------        STOCK PRICE
                               NUMBER OF     % OF TOTAL                                  APPRECIATION FOR
                               SECURITIES     OPTIONS                                     OPTION TERM (1)
                               UNDERLYING    GRANTED TO    EXERCISE OR                 ---------------------
                                OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION
NAME                           GRANTED(#)   FISCAL YEAR    ($/SHARE)(1)      DATE        5%($)      10%($)
----                           ----------   ------------   ------------   ----------   ---------   ---------
Robert S. Cramer, Jr.........    40,000          5.9%         $7.94        04/11/09    $517,200    $823,600
Gregory M. Swayne............    30,000          4.4           7.94        04/11/09     387,900     617,700
Neal Alen....................    12,000          1.8           7.94        04/11/09     155,160     247,080

------------------------

(1) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account plan provisions providing for termination of the options following termination of employment or nontransferability.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
  TABLE

    The following table shows the number and value of exercisable and unexercisable options held by adam.com's Named Executive Officers as of December 31, 1999. No stock appreciation rights were outstanding during the nine months ended December 31, 1999.

                                    NUMBER OF UNEXERCISED OPTIONS    VALUE OF UNEXERCISED IN-THE MONEY
                                       AT FISCAL YEAR-END (#)       OPTIONS/SARS AT FISCAL YEAR-END ($)
                                    -----------------------------   -----------------------------------
NAME                                 EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE(2)
----                                -------------   -------------   ----------------   ----------------
Robert S. Cramer, Jr. (1).........     36,500          290,600           $275,125           1,856,100
Gregory M. Swayne.................        666          249,001              5,162           1,809,480
Neal Alen.........................     17,998           46,500            185,959             221,597

------------------------

(1) Does not include warrants to purchase 48,375 shares of Common Stock issued in December 1999.

(2) The closing price of our Common Stock on December 31, 1999 was $12.75.

    We have not awarded stock appreciation rights to any employee, we have no long-term incentive plans, as that term is defined in SEC regulations, and we have no defined benefit or actuarial plans covering any of our employees.

COMPENSATION OF DIRECTORS

    During the nine months ended December 31, 1999, directors did not receive cash compensation for their services as directors of adam.com. On April 12, 1999, each non-employee director of adam.com was awarded an option to purchase 3,000 shares of adam.com Common Stock. Such options have a term of five years from the date of grant and vest one year from the date of grant. Each option has an exercise price of $7.94 per share.

EMPLOYMENT AGREEMENTS

    We entered into an employment agreement with Mr. Cramer that is currently scheduled to expire on December 31, 2001 (the "Expiration Date") and is automatically renewable for successive one-year periods unless written notice of non-renewal is given by either party. This agreement also may be terminated by us with or without cause or upon Mr. Cramer's death or inability to perform his duties on account of a disability for a period of twelve consecutive months or by Mr. Cramer. If the agreement is terminated prior to the Expiration Date for any reason, except by Mr. Cramer, by us for cause or upon Mr. Cramer's death or disability, we must continue to pay Mr. Cramer's base salary and bonus either
(1) for the period from the date of termination through the Expiration Date if the agreement is terminated prior to the first anniversary thereof or (2) for the two year period following the date of termination if the agreement is terminated after the first anniversary thereof. If the agreement is terminated because of the death or disability of Mr. Cramer, we must pay Mr. Cramer or his beneficiaries his base salary and bonus for a period of one year following the date of termination; provided, however, that, in the case of termination for disability, we may elect, in lieu of making such payments, to provide
Mr. Cramer with disability insurance coverage. The agreement provides for a minimum base salary of $120,000 for each of and for annual discretionary bonuses. The agreement also contains a two year noncompetition, customer and employee nonsolicitation and confidentiality provision. We have executed Employee Confidentiality, Nondisclosure and Noncompetition Agreements with all of our employees.

    We entered into a Termination of Employment Agreement with Mr. Swayne on December 31, 1999. Under the terms of the agreement, Mr. Swayne resigned as an officer and employee of the Company and accepted the termination of his previous Employment Agreement dated December 19, 1994 in exchange for $201,375 to be paid out over the 13.5 months from December 31, 1999. Mr. Swayne will, at the request of the Chief Executive Officer, also provide up to 30 hours of consulting services for the Company each month. Stock options previously granted to Mr. Swayne will continue to vest pursuant to their terms through April 22, 2000, at which time all further unvested stock options will terminate. At the end of the term of the agreement, the parties have agreed to a mutual release of all claims against each other.

                              CERTAIN TRANSACTIONS

    During December 1999, adam.com issued a note payable in the amount of $500,000 to Robert S. Cramer, Chief Executive Officer and Chairman of the Board of adam.com. This note bears interest at 10%, payable upon the maturity date. This note payable included warrants to purchase 25,000 shares of Common Stock at an exercise price of $11.11 per share. This note payable is scheduled to mature on December 31, 2000, however, the term may be extended to June 30, 2001, at the option of the holder.

    During the nine month period ended December 31, 1999, adam.com sold approximately $6,000 of product to Addison Wesley Longman, a shareholder in adam.com. During the period ended December 31, 1999, adam.com sold approximately $6,000 of product to Benjamin/Cummings, a subsidiary of a shareholder of adam.com. adam.com earned royalty revenues of approximately $218,000 related to Benjamin/Cummings during the period ended December 31, 1999. Additionally, adam.com purchased approximately $10,000 of product from Benjamin/Cummings during the period ended December 31, 1999 and paid royalty expenses to Benjamin/Cummings of approximately $164,000. Linda B. Davis, a director of adam.com, is the General Manager of the Science and Nursing division of Addison Wesley.

    As of December 31, 1999, Mr. Cramer held warrants to purchase 23,375 shares of Common Stock which were granted in connection with various debt and equity financings. adam.com received approximately $356,000 during the nine months ended December 31, 1999 from the exercise of warrants to purchase 44,438 shares of Common Stock issued in connection with these financing transactions.

    It is our policy that all future transactions, if any, with affiliated parties will be approved by the disinterested members of our Board of Directors, a committee of the Board or by the shareholders of adam.com.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation/Stock Option Committee (the "Compensation Committee"), which is composed of two non-employee directors, is responsible for developing and making recommendations to the Board with respect to the Company's compensation plans and policies for the Company's executive officers as well as the Board of Directors. In carrying out this responsibility, the Compensation Committee approves the design of all compensation plans applicable to executive officers and directors, reviews and approves performance goals, establishes award opportunities, oversees the ongoing operation of the various plans and makes recommendations to the Board regarding certain of these matters. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the base salaries to be paid to the Chief Executive Officer and each of the other executive officers. The Compensation Committee also, in conjunction with the Board, reviews compensation policies applicable to executive officers as well as directors and considers the relationship of corporate performance to that compensation.

EXECUTIVE OFFICER COMPENSATION PHILOSOPHY

    The objectives of the Company's executive compensation program are to:
(1) support the achievement of desired Company performance; and (2) provide compensation that will attract and retain superior talent and reward performance. In carrying out these objectives, the Compensation Committee considers current corporate performance, the potential for future performance gains, whether shareholder value has been or will be enhanced, and competitive market conditions for executives in similar positions at local, regional and national software companies having similar revenues and number of employees. Those factors are evaluated and considered for each officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. The Company's compensation package for its officers includes both short-term and long-term features in the form of base salary, variable compensation keyed to Company performance and stock options which are granted periodically at the discretion of the Compensation Committee. As a result, the Company's executive compensation provides an overall level of compensation opportunity that is competitive with companies in our industry of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation at a level that, in its judgment, is warranted by external, internal or individual circumstances. The Compensation Committee also believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

EXECUTIVE OFFICER COMPENSATION

    The Company's executive officer compensation is comprised of base salary, grants under the Amended and Restated 1992 Stock Option Plan, and various benefits, including medical plans which are generally available to employees of the Company.

    BASE SALARY. The salaries for executive officers are reviewed annually and are approved by the Compensation Committee. In determining base salaries, the Compensation Committee takes into consideration individual experience and performance as well as other circumstances particular to the Company.

    VARIABLE COMPENSATION. Variable compensation is keyed to Company performance for officers and is based on achievement of pre-established targets relative to the Company's budget which includes sales growth, expense control and profitability and the timely development and market reception of new products.

    STOCK OPTION PROGRAM. The grant of stock options is designed to align the interests of executive officers with those of shareholders in the Company's long-term performance. Options granted under the plans have an exercise price equal to at least 100% of the fair market value of the Company's Common Stock on the date of grant and expire not later than ten years from the date of grant. It has generally been the practice of the Committee to grant stock options which vest ratably over a three-year period from the date of the grant. The Committee and the Board of Directors, however, maintain discretion to make other types of grants. Option awards for officers other than the Chief Executive Officer are based on recommendations made by the Chief Executive Officer and on the Committee's assessment of how the respective individual contributes to the Company. The factors considered in this assessment are identical to those set forth under the headings, Base Salary and Variable Compensation.

    OTHER BENEFITS. The Company provides medical benefits to executive officers. These benefits are comparable to those generally available to Company employees. The Company also funds life insurance policies on the behalf of Mr. Cramer. The amount funded under policies and the amount of insurance provided to the executive is commensurate with the executive's salary and level of responsibility.

COMPENSATION OF THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

    Mr. Cramer serves as the Chairman of the Board and Chief Executive Officer under an employment contract, dated December 21, 1994, which was approved by the Compensation Committee. Under the employment contract, Mr. Cramer's compensation is principally composed of a minimum base salary of $120,000 and annual discretionary bonuses. On November 15, 1999, the Board approved a base salary for Mr. Cramer for fiscal 2000 of $250,000. During the nine months ended December 31, 1999, the Company made contributions to a life insurance policy on behalf of Mr. Cramer. The value of the benefit related to such policy was estimated to be $2,000,000.

    POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT. The Omnibus Budget Reconciliation Act of 1993 placed certain limits on the deductibility of non-performance based executive compensation for a company's employees, unless certain requirements are met. The Compensation/Stock Option Committee does not believe that there is a risk of losing deductions under the new law. However, in the future, the Compensation/Stock Option Committee intends to consider carefully any plan or compensation arrangement that might result in the disallowance of compensation deductions that may be lost versus the broader interests of the Company to be served by paying adequate compensation for services rendered, before adopting any plan or compensation arrangement. The Compensation Committee believes that its compensation philosophies are suited to retaining and rewarding executives who contribute to the success of the Company in achieving its business objectives and increasing stockholders value. The Company further believes that the program strikes an appropriate balance among the interests and needs of the Company, its shareholders and its executives.

The Committee/Stock Option Committee

Daniel S. Howe
John W. McClaugherty

    THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACT.

                         STOCK PRICE PERFORMANCE GRAPH

    The following stock price performance graph compares the market performance of the Company's Common Stock to the Nasdaq Stock Market--U.S. and the Hambrecht & Quist Technology Index. The stock price performance graph assumes an investment of $100 in the Company and the Hambrecht & Quist Technology Index on November 10, 1995 and an investment of $100 in the Nasdaq Stock Market--U.S. on October 31, 1995 and further assumes the reinvestment of all dividends. Stock price performance, presented monthly for the period from November 10, 1995 through December 31, 1999 is not necessarily indicative of future results.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        ADAM SOFTWARE, INC  H&O TECHNOLOGY  NASDAQ STOCK MARKET US
Nov-95                 100             100                     100
Dec-95               54.17            93.4                   101.8
Mar-96               41.67            95.2                  106.57
Jun-96                  25          101.98                  115.25
Sep-96               29.17          108.26                  119.36
Dec-96               21.88          116.08                  125.26
Mar-97               16.67          110.65                  118.46
Jun-97               19.27          133.18                  140.17
Sep-97               24.48          161.41                  163.88
Dec-97               23.96           136.1                  153.48
Mar-98               23.96          164.79                  179.62
Jun-98               28.13          168.71                  184.56
Sep-98               21.88          149.97                   166.7
Dec-98               25.26          211.69                  216.27
Jun-99              120.83          273.05                  264.65
Dec-99              106.25          472.77                  390.66

THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACT.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires executive officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to the Company, with respect to each such person's beneficial ownership of the Company's equity securities. Based solely upon a review of the copies of such reports furnished to the Company and certain representations of such persons, all such persons have complied with the applicable reporting requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

    PricewaterhouseCoopers LLP has audited the accounts of the Company and its subsidiaries for the nine months ending December 31, 1999 and has been appointed by the Board of Directors to continue in that capacity for the Company's fiscal year ending December 31, 2000. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

REPORT TO SHAREHOLDERS FOR THE NINE MONTHS ENDED DECEMBER 31, 1999

    The Report of the Company for the nine months ending December 31, 1999, including audited financial statements, accompanies this Proxy Statement. This Report does not form any part of the material for the solicitation of proxies.

TRANSITION REPORT ON FORM 10-K/A

    THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 19, 2000, A COPY OF THE COMPANY'S TRANSITION REPORT ON FORM 10-K/A FOR THE NINE MONTHS ENDED
DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT THE EXHIBITS THERETO. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Request for copies of the Company's Annual Report on Form 10-K/A should be mailed to:

                                 adam.com, Inc.
                       1600 RiverEdge Parkway, Suite 800
                             Atlanta, Georgia 30328
                         Attention: Corporate Secretary

SHAREHOLDER PROPOSALS

    Any shareholder proposals intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company on or before February 14, 2001 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting. In general, any shareholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be submitted in writing to the principal executive offices of the Company, not less than 60 days prior to the 2001 annual meeting. However, if the Company sends out notice or publicly discloses the date of the 2001 annual meeting of the shareholders within forty days prior to such meeting, then a shareholder will be able to submit a proposal for consideration within ten days of the notice or public announcement of such meeting. Any notification to bring any proposal before the 2001 annual meeting of the shareholders must comply with the requirements of the Company's bylaws. You may obtain a copy of the relevant bylaw provisions by contacting the Company's Corporate Secretary.

OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before the Annual Meeting.

EXPENSES OF SOLICITATION

    The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

                                          By Order of the Board of Directors,

                                          /s/ Robert S. Cramer, Jr.
                                          Robert S. Cramer, Jr.
                                          CHAIRMAN OF THE BOARD AND CHIEF
                                          EXECUTIVE OFFICER

Atlanta, Georgia
May 23, 2000

                                 ADAM.COM, INC.
                                     PROXY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                ON JUNE 13, 2000

    The undersigned hereby appoints Robert S. Cramer, Jr. and Michael S. Fisher and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of adam.com, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, June 13, 2000, at 9:00 a.m., local time, at the Crowne Plaza Hotel, 6345 Powers Ferry Road, N.W., Atlanta, GA 30339, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

1. To elect three (3) directors to serve until the Annual Meeting of Shareholders indicated below:

    / /  FOR all nominees listed (except as marked below to the contrary)

                To serve until the 2003 Annual Meeting of Shareholders:

                                  Linda B. Davis
                              Francis J. Tedesco

                To serve until the 2001 Annual Meeting of Shareholders:

                                  Daniel S. Howe

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
       STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

    / /  WITHHOLD AUTHORITY to vote for all nominees listed.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2000.

/ / FOR                          / / AGAINST                         / / ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.

                                          --------------------------------------

                                          Date: ________, 2000
                                          Please sign exactly as your name or
                                          names appear hereon. For more than one
                                          owner as shown above, each should
                                          sign. When signing in a fiduciary or
                                          representative capacity, please give
                                          full title. If this proxy is submitted
                                          by a corporation, it should be
                                          executed in the full corporate name by
                                          a duly authorized officer, if a
                                          partnership, please sign in
                                          partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON JUNE 13, 2000. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.